Exhibit 21.1

Name of Significant Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Ferguson Enterprises, LLC	Virginia
Doing Business As Name:
Aaron & Co.
ACF Environmental
Action Plumbing Supply
Airefco
Andrews Lighting & Hardware Gallery
AVCO
AVCO Supply
Bruce-Rogers Company
Cal-Steam
Canyon Pipe & Supply
Capital City Appliance
Columbia Pipe
Columbia Pipe & Supply
D2 Land & Water Resource
Duhig Stainless
Factory Direct Appliance
Ferguson Enterprises
Ferguson Enterprises of Montana, LLC
Ferguson Enterprises of Virginia, LLC
Ferguson Facilities Supply
Ferguson Full Service Supply
Ferguson Heating & Cooling
Ferguson HVAC
Ferguson Industrial
Ferguson Industrial Plastics
Ferguson Industrial Plastics Division
Ferguson Integrated Services
Ferguson International
Ferguson Leasing Company
Ferguson Parts & Packaging
Ferguson Waterworks
Ferguson Waterworks - Red Hed
Ferguson.com
Founders Kitchen and Bath
FNW
Frishkorn, Inc.
Geo-Solutions
Gerster Equipment Company
Guarino Distributing
Harway Appliances

Henry Kitchen & Bath
Henry Plumbing Kitchen & Bath Galleries
Henry Plumbing Supply
High Country Plumbing Supply
Hot Water Products
HP Logistics
HP Products
Innovative Soil Solutions
Kennedy Companies
Kennedy Culvert & Supply
Kennedy Water Works
Kitchen Art
Kitchen Art of South Florida
Lincoln Products
Louisiana Utilities Supply Company
LUSCO
Lyon Conklin
Lyon Conklin & Co., Inc.
Lyon Conklin, a Ferguson enterprise
Maddux Supply Company
Matera Paper
Matera Paper Company
Meyer Appliance
Midwest Pipe & Supply, a Ferguson enterprise
Mission Valley Pipe & Supply
Old Dominion Supply
Peebles Supply Corporation
Pipelines
Pipelines of PA
PL Sourcing
Plumb Source
Plumbers Supply Company of St. Louis
Pollardwater
Powell Pipe & Supply Co.
Power Process Equipment
Renwes Sales
S.W. Anderson
Securevision
Securevision of America
Schell Supply Corporation
Southwest Geo Solutions
Stevens Supply Corporation
Sunstate Meter & Supply

Tarpon Wholesale Supplies
The Ar-Jay Center
The Davidson Group
The Kitchen Showcase
The Parnell Martin Companies
The Stock Market
Triton Environmental
United Water Works
Warner Supply Corporation
Water Works Supply
Water Works Supplies, a Ferguson enterprise
Westburne Supply, Inc.
Wolseley Industrial Group
Wright Plumbing Supply
Ferguson (Jersey) Limited	Jersey
Ferguson UK Holdings Limited	England and Wales
Ferguson US Holdings, Inc.	Virginia